UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Alpha Place, P.O. Box 2345, Abingdon, Virginia		24212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	276-619-4410

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 1, 2006, Alpha Natural Resources, Inc. issued a press release announcing that it will delay the announcement of its earnings and other financial results for its second quarter ended June 30, 2006, originally scheduled for August 1, 2006, to enable the company and its independent auditors, KPMG, to complete their review of the manner in which the company accounts for certain purchases and sales on the over-the-counter (OTC) coal market. In the press release, the company also announced preliminary results, subject to the outcome of the ongoing review, for its second quarter ended June 30, 2006, and that management would review these preliminary results in an investment community conference call at 11:00 a.m. ET on Tuesday, August 1, 2006.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Registrant pursuant to Item 2.02 "Results of Operations and Financial Condition." In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Alpha Natural Resources, Inc. Press Release, dated August 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

August 1, 2006	By:	Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Alpha Natural Resources, Inc. Press Release, dated August 1, 2006